Exhibit 1

AMENDMENT NO. 2 TO
SUBSCRIPTION AND COMMITMENT AGREEMENT

This Amendment No. 2 (this “Amendment”) dated September 3, 2018, to the Subscription and Commitment Agreement, dated as of December 19, 2017, by and among Oi S.A. – In Judicial Reorganization (the “Company”) and the other parties thereto, as amended by Amendment No. 1 to the Subscription and Commitment Agreement, dated July 13, 2018, by and among the Company and the other parties thereto (the “Commitment Agreement”) is entered into by and among the Company and the other parties hereto pursuant to and in accordance with Section 13(b) of the Commitment Agreement.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Commitment Agreement.

WHEREAS, the Company and the other parties hereto desire to enter this Amendment and amend certain terms of the Commitment Agreement and waive certain conditions set forth in the Commitment Agreement in the manner set forth herein;

WHEREAS, pursuant to Section 13(b)(x) of the Commitment Agreement, any deadline set forth in Section 12 of the Commitment Agreement, may be amended with the written approval of the Majority Investors, except with respect to the Outside Date or the New Outside Date, as applicable ;

WHEREAS, pursuant to Section 6 of the Commitment Agreement, the obligation of each Investor to subscribe and pay for the Offered Shares at the Closing shall be subject to the satisfaction or waiver by the Majority Investors of certain conditions;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.         Amendment.

(a)        Section 12(c)(ii) of the Commitment Agreement is hereby amended in its entirety to read as follows:

“documentation for the debt instruments described in the Debt Instrument Plan Annexes are not in form and in substance satisfactory to the Investors by July 31, 2018;”.

(b)        Section 12(c)(iii) of the Commitment Agreement is hereby amended in its entirety to read as follows:

“the Reorganization Court has not issued an order confirming the Agreed Plan without any changes by October 15, 2018;”.

(c)        Section 12(c)(iv) of the Commitment Agreement is hereby amended in its entirety to read as follows:

“failure by any of the U.S. Bankruptcy Court, the U.K. Bankruptcy Court or the Portuguese Court to enter any of the Enforcement Orders, in form and substance acceptable to the Investors, by June 30, 2018 in the case of the U.S. Bankruptcy Court, March 31, 2019 in the case of U.K. Bankruptcy Court, and by October 15, 2018 in the case of the Portuguese Court;”.

(d)        Section 12(c)(v) of the Commitment Agreement is hereby amended in its entirety to read as follows:

“implementation of the Governance and Operational Reforms shall not have occurred by October 31, 2018;”.

(e)        Section 12(c)(vii) of the Commitment Agreement is hereby amended in its entirety to read as follows:

“the Debtors have not obtained any and all Required Approvals relating to the consummation of the Agreed Plan and the Rights Offering (including ANATEL and CADE, to the extent applicable but excluding the declaration of effectiveness of the Rights Registration Statement by the SEC) by October 31, 2018;”.

(f)        Section 12(e)(ii) of the Commitment Agreement is hereby amended in its entirety to read as follows:

“December 10, 2018, if the Reorganization Court shall not have issued an order, acceptable in form and in substance to the Investors, confirming the Agreed Plan without any changes;”.

2.         Waiver by Investors.  Pursuant to Section 6 of the Commitment Agreement, the satisfaction of the following conditions in the Commitment Agreement are waived to the extent set forth in clauses (a) and (b):

(a)        The conditions set forth in Section 6(b)(i)(2) of the Commitment Agreement to the extent that any Investor should assert that the condition set forth in Section 6(b)(i)(2) of the Commitment Agreement has not been satisfied; and

(b)        The conditions set forth in Section 6(b)(x) of the Commitment Agreement.

3.         Agreement by the Debtors.  Each of the Debtors acknowledges that no notice of a material change to the Agreed Plan contemplated by Section 6(a)(ii) of the Commitment Agreement has been provided by the Debtors to the Investors as of the date of this Amendment, and agrees that it will not provide a notice of a material change to the Agreed Plan contemplated by Section 6(a)(ii) of the Commitment Agreement to any Investor prior to the date that the Reorganization Court has issued a final, non-appealable order confirming any material change to the Agreed Plan.

4.         Counterparts; Effectiveness.  This Amendment may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts of this Amendment have been signed by Investors holding more than sixty percent (60%) in amount of the Commitments and delivered by such Investors to the Company (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

5.         Governing Law. This Amendment and any claim, controversy or dispute arising under or related to this Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the “choice of law” principles of that or any other jurisdiction.

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6.         No Other Amendments. Except as expressly amended hereby, the Commitment Agreement is hereby ratified and reaffirmed in all respects and shall continue in full force and effect. This Amendment and the Commitment Agreement shall hereafter be read and construed together as a single document.  Each reference in the Commitment Agreement to “this Agreement,” “this SRC Agreement”, “hereunder,” “hereof,” “herein” or words of like import referring to the Commitment Agreement shall be read as and be deemed to mean and reference the Commitment Agreement as amended, restated or otherwise modified by this Amendment.

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IN WITNESS WHEREOF, the undersigned have duly executed this Amendment No. 2 to the Subscription and Commitment Agreement as of the date set forth opposite its signature.

OI S.A. - UNDER JUDICIAL REORGANIZATION

Date: September 3, 2018	By: /s/ Carlos Augusto M.P. de A. Brandão
Name: Carlos Augusto M.P. de A. Brandão
Title: Chief Financial Officer and Investor Relations Officer

By: /s/ José Claudio Moreira Gonçalves
Name: José Claudio Moreira Gonçalves
Title: Executive Officer

TELEMAR NORTE LESTE S.A. – UNDER JUDICIAL REORGANIZATION

Date: September 3, 2018	By:/s/ Carlos Augusto M.P. de A. Brandão
Name: Carlos Augusto M.P. de A. Brandão
Title: Chief Financial Officer and Investor Relations Officer

By: /s/ José Claudio Moreira Gonçalves
Name: José Claudio Moreira Gonçalves
Title: Executive Officer

OI MÓVEL S.A. – UNDER JUDICIAL REORGANIZATION

Date: September 3, 2018	By:/s/ Carlos Augusto M.P. de A. Brandão
Name: Carlos Augusto M.P. de A. Brandão
Title: Chief Financial Officer and Investor Relations Officer

By: /s/ José Claudio Moreira Gonçalves
Name: José Claudio Moreira Gonçalves
Title: Executive Officer

COPART 4 PARTICIPAÇÕES S.A. – UNDER JUDICIAL REORGANIZATION

Date: September 3, 2018	By:/s/ Carlos Augusto M.P. de A. Brandão
Name: Carlos Augusto M.P. de A. Brandão
Title: Chief Financial Officer and Investor Relations Officer

By: /s/ José Claudio Moreira Gonçalves
Name: José Claudio Moreira Gonçalves
Title: Executive Officer

COPART 5 PARTICIPAÇÕES S.A. – UNDER JUDICIAL REORGANIZATION

Date: September 3, 2018	By:/s/ Carlos Augusto M.P. de A. Brandão
Name: Carlos Augusto M.P. de A. Brandão
Title: Chief Financial Officer and Investor Relations Officer

By: /s/ José Claudio Moreira Gonçalves
Name: José Claudio Moreira Gonçalves
Title: Executive Officer

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. – UNDER JUDICIAL REORGANIZATION

Date: September 3, 2018	By:/s/ Carlos Augusto M.P. de A. Brandão
Name: Carlos Augusto M.P. de A. Brandão
Title: Chief Financial Officer and Investor Relations Officer

OI BRASIL HOLDINGS COÖPERATIEF U.A. – UNDER JUDICIAL REORGANIZATION

Date: September 3, 2018	By:/s/ Carlos Augusto M.P. de A. Brandão
Name: Carlos Augusto M.P. de A. Brandão
Title: Chief Financial Officer and Investor Relations Officer

WITNESSES:

By: /s/ Liane Elena de Q. Gonçalves
Name: Liane Elena de Q. Gonçalves
Title: CPF: 510.591.347-72

By: /s/ Sonia Ferreira de Lucena
Name: Sonia Ferreira de Lucena
Title: CPF: 509.642.597-53

goldentree asset management lp,

Not on its own but on behalf of some of the funds and accounts for which it serves as investment manager, which are listed below

Date: September 4, 2018	By: /s/ Peter Alderman
Name: Peter Alderman
Title: Vice President

GoldenTree Credit Opportunities Master Fund Ltd.

GoldenTree Distressed Master Fund 2014 Ltd.

GoldenTree Distressed Fund 2014 LP

GoldenTree E Distressed Debt Master Fund II LP

Golden Tree E Distressed Debt Fund II LP

Golden Tree Entrust Master Fund SPC on behalf of and for the account of Segregated Portfolio I GoldenTree Master Fund, Ltd.

GN3 SIP Limited

GN3 SIP L.P.

GoldenTree Insurance Fund Series Interests of the SALi Multi-Series Fund, L.P.

GoldenTree NJ Distressed Fund 2015 LP

GTNM,L.P.

Louisiana State Employees Retirement System

Gold Coast Capital Subsidiary X Limited

GoldenTree High Yield Value Master Unit Trust

MA Multi-Sector Opportunistic Fund, LP

GoldenTree Multi-Sector Master Fund ICAV - GoldenTree Multi-Sector Master Fund Portfolio A CenturyLink, Inc. Defined Benefit Master Trust

Golden Tree High Yield Value Fund Offshore (Strategic), Ltd.

Credit Fund Golden Ltd

High Yield And Bank Loan Series Trust

Rock Bluff High Yield Partnership, L.P.

Guadalupe Fund, LP

Kapitalforeningen Unipension Invest, High Yield Obligationer

GoldenTree Multi-Sector Fund Offshore ERlSA, Ltd.

Healthcare Employees' Pension Plan - Manitoba

Solus Alternative management lp, on behalf of funds managed thereby, as Investor

Date: September 4, 2018	By: /s/ Chris Pucillo
Name: Chris Pucillo
Title: Chief Information Officer

York Capital Management Global Advisors LLC, on behalf of funds and/or accounts managed and/or advised by it and/or its affiliates

Date: September 4, 2018	By: /s/ Richard P. Swanson
Name: Richard P. Swanson
Title: General Counsel

Canyon Capital Advisors LLC, on behalf of its participating clients

Date: September 3, 2018	By:/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory